EXHIBIT 99.1

Vitran Reports Continued Improvement in 2010 Third Quarter Results

REMINDER:
Vitran management will conduct a conference call and webcast today: October 26, at 10:00 a.m. ET, to discuss the Company's 2010 third quarter results
Conference call dial-in: 1-888-396-8046 or 416-764-8629 (International)
Live Webcast: www.vitran.com (select "Investor Relations")

TORONTO, Oct. 26, 2010 (GLOBE NEWSWIRE) -- Vitran Corporation Inc. (Nasdaq:VTNC) (TSX:VTN), a North American transportation and supply chain firm, today announced financial results for the third quarter of 2010 and the nine-month period ended September 30, 2010 (all figures reported in $U.S.).

Vitran reported a significant increase in net income to $2.0 million, or $0.12 per diluted share, on revenues of $182.9 million for the quarter ended September 30, 2010. In the comparable 2009 three-month period, the Company achieved net income of $0.3 million, or $0.02 per diluted share on revenue of $165.9 million. The consolidated increases in revenue and profitability were driven by significant improvements in the LTL and Supply Chain Operation ("SCO") segments.

"We continue to be encouraged with the activity growth in relationship to our unrelenting efforts to increase yield to an acceptable level within our LTL segment. Most notably our U.S. LTL business unit posted monthly sequential gains in revenue per hundredweight throughout the quarter which led to an 8% year-over-year improvement in quarterly revenue. We believe we can continue to increase yield through the fourth quarter of 2010 and further improve the year-over-year results," stated Vitran President and Chief Executive Officer Rick Gaetz.

"Our Supply Chain Operation posted record revenue and income from operations in the quarter. This was achieved by activity improvement throughout the segment as well as the commencement of operations in two new facilities, Albuquerque, New Mexico and Salt Lake City, Utah."

"We have reduced our balance sheet debt $7.8 million since December 31, 2009 with improved earnings, prudent management of our capital expenditures and working capital. Correspondingly, our interest rates continue to decline, and for the fourth consecutive quarter, Vitran was able to reduce its consolidated leverage ratio resulting in another 50 basis point reduction on our syndicated debt margins starting in the fourth quarter of 2010, " concluded Mr. Gaetz.

Segmented Results

The LTL (less-than-truckload) segment posted income from operations for the 2010 third quarter of $3.0 million, with an OR (operating ratio) of 98.0% compared to income from operations of $1.5 million and an OR of 98.9% in the comparable period a year ago. In the comparable third quarters, shipments and tonnage improved 4.9% and 4.6% respectively in the LTL segment.

The Supply Chain Operation posted income from operations of $2.0 million, a record, and an OR of 91.5% in the third quarter of 2010 compared to income from operations of $1.7 million and OR of 91.4% in the third quarter of 2009.

The Truckload segment posted a decline in income from operations during the three-month period ended September 30, 2010 to $70,000, compared to $175,000 in 2009, and the Truckload OR was 99.2%, compared to an OR of 98.0% in the prior year third quarter. The Truckload segment's results deteriorated due to higher than anticipated accident costs and a lack of qualified owner operators.

About Vitran Corporation Inc.

Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, supply chain, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (Nasdaq:VTNC) (TSX:VTN), visit the website at www.vitran.com.

The Vitran Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7302

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward-looking statements may be generally identifiable by use of the words "believe", "anticipate", "intend", "estimate", "expect", "project", "may", "plans", "continue", "will", "focus should" "endeavor" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Vitran's actual results, performance or achievements to differ materially from those projected in the forward-looking statements. Factors that may cause such differences include, but are not limited to, technological change, increases in fuel costs, regulatory changes, the general health of the economy, seasonal fluctuations, unanticipated changes in railroad capacities, exposure to credit risks, changes in labour relations and competitive factors. More detailed information about these and other factors is included in the annual MD&A on Form 10K under the heading "General Risks and Uncertainties." Many of these factors are beyond the Company's control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements. Vitran Corporation Inc. does not assume the obligation to revise or update these forward-looking statements after the date of this document or to revise them to reflect the occurrence of future unanticipated events, except as may be required under applicable securities laws.

(tables follow)

Vitran Corporation Inc.
Consolidated Balance Sheets
(in thousands of United States dollars, US GAAP)

	Sept 30, 2010	Dec 31, 2009
	(unaudited)	(audited)
Assets
Current assets:
Accounts receivable	$85,805	$69,591
Inventory, deposits and prepaid expenses	11,397	11,539
Income and other taxes receivable	1,280	683
Deferred income taxes	3,661	3,495
	102,143	85,308

Property and equipment	137,892	145,792
Intangible assets	8,883	10,766
Goodwill	19,006	18,878
Deferred income taxes	32,650	33,594
	$300,574	$294,338

Liabilities and Shareholders' Equity
Current liabilities:
Bank overdraft	$1,545	$105
Accounts payable and accrued liabilities	75,829	65,446
Current portion of long-term debt	17,087	17,125
	94,461	82,676

Long-term debt	63,778	72,956
Other	2,087	2,919

Shareholders' equity:
Common shares	99,657	99,584
Additional paid-in capital	4,694	4,264
Retained earnings	32,042	29,281
Accumulated other comprehensive income	3,855	2,658
	140,248	135,787
	$300,574	$294,338

(Consolidated Statements of Income follows)

Vitran Corporation Inc.
Consolidated Statements Of Income
(Unaudited)
(in thousands of United States dollars except per share amounts, US GAAP)

	Three months ended Sept 30,		Nine months ended Sept 30,
	2010	2009	2010	2009
Revenue	$ 182,877	$ 165,916	$ 527,815	$ 464,233
Operating expenses	173,967	158,580	504,841	447,740
Depreciation and amortization expense	4,771	4,977	14,495	14,951
	178,738	163,557	519,336	462,691

Income (loss) from operations before undernoted	4,139	2,359	8,479	1,542

Interest expense, net	1,792	2,582	5,815	7,292

Income (loss) from operations before income taxes	2,347	(223)	2,664	(5,750)

Income (recovery) taxes	385	(504)	(97)	(4,115)

Net income (loss)	$ 1,962	$ 281	$ 2,761	$ (1,635)

Basic and Diluted income (loss) per share
Net income (loss)	$ 0.12	$ 0.02	$ 0.17	$ (0.12)

Weighted average number of shares:
Basic	16,277,202	13,886,286	16,270,067	13,628,956
Diluted	16,359,468	14,001,903	16,359,203	13,628,956

(Statements of Cash Flows follows)

Vitran Corporation Inc.
Consolidated Statements Of Cash Flows
(Unaudited)
(in thousands of United States dollars, US GAAP)

	Three months ended Sept 30,		Nine months ended Sept 30,
	2010	2009	2010	2009
Cash provided by (used in):

Operations:
Net income (loss)	$ 1,962	$ 281	$ 2,761	$ (1,635)
Items not involving cash from operations:
Depreciation and amortization expense	4,771	4,977	14,495	14,951
Deferred income taxes	669	(868)	450	(4,154)
Share-based compensation expense	134	163	430	603
Loss (gain) on sale of property and equipment	42	(2)	(122)	(439)
Change in non-cash working capital components	(284)	(956)	(6,464)	(8,269)
	7,294	3,595	11,550	1,057
Investments:
Purchase of property and equipment	(767)	(506)	(4,748)	(3,955)
Proceeds on sale of property and equipment	475	33	1,301	1,178
	(292)	(473)	(3,447)	(2,777)
Financing:
Revolving credit facility and bank overdraft	(2,579)	(11,478)	6,080	1,601
Repayment of long-term debt	(3,089)	(10,768)	(10,444)	(15,304)
Repayment of capital leases	(1,015)	(1,309)	(3,412)	(4,521)
Issue of Common Shares upon exercise of stock options	73	333	73	333
Issue of Common Shares in private placement, net	--	21,318	--	21,318
Financing costs	--	(414)	--	(414)
	(6,610)	(2,318)	(7,703)	3,013

Effect of translation adjustment on cash	(392)	(804)	(400)	(1,293)

Increase in cash and cash equivalents	--	--	--	--
Cash and cash equivalent position, beginning of period	--	--	--	--
Cash and cash equivalent position, end of period	$ --	$ --	$ --	$ --

Change in non-cash working capital components:
Accounts receivable	$ (5,009)	$ (5,378)	$ (16,214)	$ (11,687)
Inventory, deposits and prepaid expenses	(1,173)	1,531	142	713
Income and other taxes recoverable/payable	1,534	203	(775)	(934)
Accounts payable and accrued liabilities	4,364	2,688	10,383	3,819
	$ (284)	$ (956)	$ (6,464)	$ (8,269)

(additional financial information follows)

Supplementary Segmented Financial Information
(in thousands of United States dollars) (Unaudited)

For the quarter ended Sept 30, 2010				For the quarter ended Sept 30, 2009
	Revenue	Inc. from Operations	OR%		Revenue	Inc. from Operations	OR%
LTL	$ 150,655	$ 3,006	98.0	LTL	$ 137,479	$ 1,502	98.9
SCO	$ 23,469	$ 1,995	91.5	SCO	$ 19,810	$ 1,698	91.4
TL	$ 8,753	$ 70	99.2	TL	$ 8,627	$ 175	98.0

For the nine months ended Sept 30, 2010				For the nine months ended Sept 30, 2009
	Revenue	Inc. from Operations	OR%		Revenue	Inc. from Operations	OR%
LTL	$ 436,499	$ 6,239	98.6	LTL	$ 384,509	$ (25)	100.0
SCO	$ 64,481	$ 4,759	92.6	SCO	$ 54,641	$ 3,552	93.5
TL	$ 26,835	$ 743	97.2	TL	$ 25,083	$ 623	97.5

LTL SEGMENT – Statistical Information
(Unaudited)

For the quarter ended Sept 30, 2010
($U.S.)	LTL Division	Q. over Q. % Change
Revenue (000's)	$ 150,655	* 8.4%
No. of Shipments	1,026,936	4.9%
Weight (000's lbs)	1,494,924	4.6%
Revenue per shipment	$ 146.70	* 3.4%
Revenue per CWT	$ 10.08	* 3.6%

For the nine months ended Sept 30, 2010

($U.S.)	LTL Division	Q. over Q. % Change
Revenue (000's)	$ 436,499	* 10.2%
No. of Shipments	2,987,047	7.1%
Weight (000's lbs)	4,448,875	8.7%
Revenue per shipment	$ 146.13	* 2.9%
Revenue per CWT	$ 9.81	* 1.4%

* All % changes have been normalized for the impact of foreign exchange fluctuation, period over period
CONTACT: Vitran Corporation Inc.
         Richard Gaetz, President/CEO
         Sean Washchuk, VP Finance/CFO
         416/596-7664